SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                    CORNERSTONE MINISTRIES INVESTMENTS, INC.
             (Exact name of registrant as specified in its charter)


               GEORGIA                                    58-2232313
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                         2450 ATLANTA HIGHWAY SUITE 904
                             CUMMING, GEORGIA 30214
              (Address and Zip Code of Principal Executive Offices)

  If this  Form  relates  to the               If this  Form  relates  to the
  registration  of  a  class  of               registration  of  a  class  of
  securities pursuant to Section               securities pursuant to Section
  12(b) of the  Exchange Act and               12(g) of the  Exchange Act and
  is   effective   pursuant   to               is   effective   pursuant   to
  General   Instruction   A.(c),               General   Instruction   A.(d),
  please  check  the   following               please  check  the   following
  box. [ ]                                     box. [X]


Securities  Act  registration  statement file number to which this form relates:
333-93475

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                 Name of each exchange on which
        to be so registered                 each class is to be registered
        -------------------                 ----------------------------
             NONE                                       NONE

Securities registered pursuant to Section 12(g) of the Act:

                           COMMON STOCK, NO PAR VALUE
                                (Title of class)

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

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

Common Stock (no par value):

The owners of Common Stock elect all the members of our board of directors. Each share owned is entitled to one vote on all matters to be voted on by shareowners. A majority of the shares issued is a quorum. In the event of liquidation, dissolution or winding up of the corporation, the shareowners are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities. Shareowners, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. The transfer agent and registrar for our common stock is TransferOnline, Inc.


ITEM 2. EXHIBITS

     1. Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2, as filed with the Commission on April 29, 2003 (File No. 333-104810)).

     2. Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form SB-2, as filed with the Commission on April 29, 2003 (File No. 333-104810)).


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      CORNERSTON MINISTRIES INVESTMENTS, INC.
                                      (Registrant)

Date: April 28, 2004                  By:  s/ Cecil A. Brooks
                                           ------------------
                                           Cecil A. Brooks
                                           President and Chief Executive Officer

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